Exhibit 99.1

Summit Therapeutics Raises $235 Million

Fundraise Led by Insiders & Leading Biopharma Institutional Investors in a Private Placement

$235 Million in Net Proceeds Raised at Yesterday’s Closing Price of $22.70

Miami, Florida, September 12, 2024 – Summit Therapeutics Inc. (NASDAQ: SMMT) (“Summit,” “we,” or the “Company”) today announced that the Company accepted offers from multiple leading biotech institutional and individual investors to purchase an aggregate of approximately 10.35 million shares of the Company’s common stock at $22.70 per share, the closing price on Wednesday, September 11, 2024, for aggregate gross proceeds to the Company of approximately $235 million. The capital raise was completed without bankers’ fees.

All of Summit’s Section 16 officers participated in the capital raise. A total of $79 million was raised by insiders, including Robert W. Duggan, Dr. Maky Zanganeh, Manmeet S. Soni, and Bhaskar Anand, as well as Jeff Huber, a member of the Board of Directors, who invested via a controlled entity. The remaining $156 million was raised with multiple leading biopharma institutional investors.

Summit intends to use the net proceeds to advance, in part, the clinical development of ivonescimab, including in non-small cell lung cancer and in settings outside of lung cancer by leveraging the data that will be presented at ESMO, which may include, but is not limited to, colorectal cancer, and triple-negative breast cancer, in addition to working capital needs and general corporate purposes.

The securities described above have not been registered under the Securities Act of 1933, as amended. Accordingly, these securities may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. Summit has agreed to file a registration statement with the Securities and Exchange Commission (SEC) registering the resale of the shares of common stock following the closing of the securities purchase agreement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Ivonescimab

Ivonescimab, known as SMT112 in Summit’s license territories, the United States, Canada, Europe, Japan, Latin America, including Mexico and all countries in Central America, South America, and the Caribbean, the Middle East, and Africa, and as AK112 in China and Australia, is a novel, potential first-in-class investigational bispecific antibody combining the effects of immunotherapy via a blockade of PD-1 with the anti-angiogenesis effects associated with blocking VEGF into a single molecule. Ivonescimab displays unique cooperative binding to each of its intended targets with multifold higher affinity when in the presence of both PD-1 and VEGF.

This could differentiate ivonescimab as there is potentially higher expression (presence) of both PD-1 and VEGF in tumor tissue and the tumor microenvironment (TME) as compared to normal tissue in the body. Ivonescimab’s tetravalent structure (four binding sites) enables higher avidity (accumulated strength of multiple binding interactions) in the TME with over 18-fold increased binding affinity to PD-1 in the presence of VEGF in vitro, and over 4-times increased binding affinity to VEGF in the presence of PD-1 in vitro (Zhong, et al, SITC, 2023). This tetravalent structure, the intentional novel design of the molecule, and bringing these two targets into a single bispecific antibody with cooperative binding qualities have the potential to direct ivonescimab to the tumor tissue versus healthy tissue. The intent of this design, together with a half-life of 6 to 7 days (Zhong, et al, SITC, 2023), is to improve upon previously established efficacy thresholds, in addition to side effects and safety profiles associated with these targets.

Ivonescimab was engineered by Akeso Inc. (HKEX Code: 9926.HK) and is currently engaged in multiple Phase III clinical trials. Over 1,800 patients have been treated with ivonescimab in clinical studies globally.

Summit has begun its clinical development of ivonescimab in non-small cell lung cancer (NSCLC), commencing enrollment in 2023 in two multi-regional Phase III clinical trials, HARMONi and HARMONi-3, with a plan to initiate HARMONi-7 in early 2025.

HARMONi is a Phase III clinical trial which intends to evaluate ivonescimab combined with chemotherapy compared to placebo plus chemotherapy in patients with EGFR-mutated, locally advanced or metastatic non-squamous NSCLC who have progressed after treatment with a 3rd generation EGFR TKI (e.g., osimertinib).

HARMONi-3 is a Phase III clinical trial which is designed to evaluate ivonescimab combined with chemotherapy compared to pembrolizumab combined with chemotherapy in patients with first-line metastatic squamous NSCLC.

HARMONi-7 is a planned Phase III clinical trial which is intended to evaluate ivonescimab monotherapy compared to pembrolizumab monotherapy in patients with first-line metastatic NSCLC whose tumors have high PD-L1 expression (PD-L1 TPS > 50%).

In addition, Akeso has recently had positive read-outs in two single-region (China), randomized Phase III clinical trials for ivonescimab in NSCLC, HARMONi-A and HARMONi-2.

HARMONi-A was a Phase III clinical trial which evaluated ivonescimab combined with chemotherapy compared to placebo plus chemotherapy in patients with EGFR-mutated, locally advanced or metastatic non-squamous NSCLC who have progressed after treatment with an EGFR TKI.

HARMONi-2 is a Phase III clinical trial evaluating monotherapy ivonescimab against monotherapy pembrolizumab in patients with locally advanced or metastatic NSCLC whose tumors have positive PD-L1 expression (PD-L1 TPS >1%).

Ivonescimab is an investigational therapy that is not approved by any regulatory authority in Summit’s license territories, including the United States and Europe. Ivonescimab was approved for marketing authorization in China in May 2024.

About Summit Therapeutics

Summit Therapeutics Inc. is a biopharmaceutical oncology company focused on the discovery, development, and commercialization of patient-, physician-, caregiver- and societal-friendly medicinal therapies intended to improve quality of life, increase potential duration of life, and resolve serious unmet medical needs.

Summit was founded in 2003 and our shares are listed on the Nasdaq Global Market (symbol “SMMT”). We are headquartered in Miami, Florida, and we have additional offices in Menlo Park, California, and Oxford, UK.

For more information, please visit https://www.smmttx.com and follow us on X @SMMT_TX.

Contact Summit Investor Relations:

Dave Gancarz

Chief Business & Strategy Officer

Nathan LiaBraaten

Senior Director, Investor Relations

investors@smmttx.com

Summit Forward-looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, including but not limited to, statements about the clinical and preclinical development of the Company’s product candidates, entry into and actions related to the Company’s partnership with Akeso Inc., the intended use of the net proceeds from the private placements, the Company’s anticipated spending and cash runway, the therapeutic potential of the Company’s product candidates, the potential commercialization of the Company’s product candidates, the timing of initiation, completion and availability of data from clinical trials, the potential submission of applications for marketing approvals, potential acquisitions, statements about the previously disclosed At-The-Market equity offering program (“ATM Program”), the expected proceeds and uses thereof, and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the Company’s ability to sell shares of our common stock under the ATM Program, the conditions affecting the capital markets, general economic, industry, or political conditions, including the results of our evaluation of the underlying data in connection with the development and commercialization activities for ivonescimab, the outcome of discussions with regulatory authorities, including the Food and Drug Administration, the uncertainties inherent in the initiation of future clinical trials, availability and timing of data from ongoing and future clinical trials, the results of such trials, and their success, and global public health crises, that may affect timing and status of our clinical trials and operations, whether preliminary results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials or preclinical studies will be indicative of the results of later clinical trials, whether business development opportunities to expand the Company’s pipeline of drug candidates, including without limitation, through potential acquisitions of, and/or collaborations with, other entities occur, expectations for regulatory approvals, laws and regulations affecting government contracts and funding awards, availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements and other factors discussed in the “Risk Factors” section of filings that the Company makes with the Securities and Exchange Commission. Any change to our ongoing trials could cause delays, affect our future expenses, and add uncertainty to our commercialization efforts, as well as to affect the likelihood of the successful completion of clinical development of ivonescimab. Accordingly, readers should not place undue reliance on forward-looking statements or information. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of this release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company specifically disclaims any obligation to update any forward-looking statements included in this press release.

Summit Therapeutics and the Summit Therapeutics logo are trademarks of Summit Therapeutics Inc. Copyright 2024, Summit Therapeutics Inc. All Rights Reserved.

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